                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of July 7, 2003, between Theodore H. Banzhaf, an individual residing at 1801 Gough Street #403, San Francisco, CA 94109 ("EMPLOYEE"), and SPATIALIGHT, INC., a New York corporation, whose principal place of business is located at 5 Hamilton Landing, Suite 100, Novato, California 94949 (the "COMPANY").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Employee has represented that Employee has considerable experience and expertise in areas of investor corporate development, including the structuring of management, seeking and implementing corporate strategies and managing investor relations, which skills may be used to enhance the long term objectives of the Company in developing a strategy for the growth of the business and increasing the revenues and net income of the Company;

         WHEREAS, Employee shall render services to the Company in the corporate development field and provide other executive services to the Company; and

         WHEREAS, the Company desires to confirm the employment of Employee as its Executive Vice President of Strategic Planning, to serve and assist management of the Company in the areas described in Section 1 hereof, on the terms and conditions hereinafter set forth, and Employee desires to be so employed upon such terms and conditions.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT; DUTIES. The Company hereby confirms its employment of Employee, and Employee hereby confirms his acceptance of employment, as the Executive Vice President of Strategic Planning of the Company, on the terms and subject to the conditions hereinafter set forth. In such capacity, Employee shall continue, subject to the ultimate authority of the Company's Board of Directors (the "BOARD") and his obligation to report to the Company's Chief Executive Officer or such other principal officers of the Company as the Board may designate, to perform duties in the following areas:

                  (a) Employee shall review and undertake a study of the current business operations, financial condition, management and business prospects of the Company so as to enable him to render the services called for hereby;

                  (b)  Employee  shall  assist the Board in locating  and hiring
         qualified   senior   employees  to  administer  the  Company's   future
         operations;

                  (c) Employee shall assist the management of the Company with the development and implementation of a strategy for the growth of its business which is focused on increasing shareholder value through the increase in the Company's revenues and net income; and

                  (d) Employee will seek out, examine and propose to the Board suitable strategic alliances for the Company involving joint ventures or other suitable arrangements with other suitable business partners and/or appropriate contractual arrangements with manufacturing entities and other parties;

                  (e) Employee shall render services to enhance the value of the Company and its outstanding equity securities for the benefit of its shareholders by:

         (i) Assisting the Board in improving and expanding communications to and with shareholders and representatives of the financial community; and

                           (ii) Using  Employee's  best  efforts to develop  the
                  interest of potential investment in the Common Shares, $.01 par value per share (the "COMMON SHARES") or other securities of the Company by institutional investors.

                  (f) In rendering all of the services that are described in the foregoing provisions of this Section 1, Employee shall at all times comply with all legal requirements, including all relevant disclosure and other requirements under federal and state securities laws and regulations.

                  (g) Notwithstanding any other provision of this Agreement, Employee shall not have or represent or hold himself out to any third party as having the express or implied power or authority, beyond that which shall be expressly conferred upon him by the Board, to bind the Company or any of its Affiliates (as hereinafter defined) to any agreement, commitments or obligations.

2. TERM; TERMINATION.

                  (a) Employee's employment pursuant to this Agreement shall become effective as of July 7, 2003 (the "EFFECTIVE DATE") and shall continue, unless earlier terminated pursuant to any of the provisions of section 2 (b) hereof through the second anniversary of the Effective Date (the "EMPLOYMENT TERM") and this Agreement shall terminate automatically, without further act of the parties, on the last day of the Employment Term; PROVIDED, HOWEVER, that the Company may, in its sole discretion, terminate this Agreement at any time during the Employment Term, for any reason except for termination for Cause as defined in 2(b)(iii) hereof) upon sixty (60) days prior written notice from the Company to Employee, except that the Company may not terminate this Agreement without Cause before June 7, 2004.

                  (b) In addition to the  expiration of the  Employment  Term as hereinabove provided, this Agreement and Employee's employment by the Company shall terminate sooner on the Date of Termination (as hereinafter defined) by reason of the following events:

                    (i) automatically upon Employee's death;

                    (ii) at the  Company's  option if, as a result of Employee's incapacity due to physical or mental illness, he is unable to perform the duties of his employment hereunder for a continuous period of thirty (30) days, after giving effect to vacation periods or an aggregate of sixty (60) days in any one hundred eighty (180) day period (each such period being hereinafter referred to as a "DISABILITY PERIOD");

                    (iii) at the Company's option, at any time for Cause. "CAUSE" shall mean:

                        (1) theft, dishonesty, or falsification of any employment or Company records;

                        (2) conviction of a felony or any act involving moral turpitude;

                        (3) consistent poor performance, as determined in the sole discretion of the Board, which, if not cured, again in the sole discretion of the Board, within thirty (30) days following written notice of such consistent poor performance from the Company;

                        (4) improper disclosure of Company Information (as defined in Section 8 hereof);

                        (5) any intentional act by Employee that has a material detrimental effect on the Company's reputation or business, as determined in the sole discretion of the Board;

                        (6) any breach of this Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the Company; and

                        (7)         any   violation  of  Section  1(g)  of  this
                                    Agreement.

                    (iv) as provided in Section  2(a) hereof,  at the  Company's option at any time on or after June 7, 2004 without Cause; and

                    (v) upon Employee's voluntary termination of employment.


                  (c) Any termination of this Agreement pursuant to Section 2(b) shall be communicated by a written notice indicating the provision of this Agreement upon which such termination is based (a "NOTICE OF TERMINATION").

                  (d) As appropriate under the circumstances, "DATE OF TERMINATION" shall mean, as applicable: (A) the date of Employee's death; (B) thirty (30) days after a Notice of Termination is given to Employee, if Employee's employment is terminated pursuant to Section 2(b)(ii) above; or (C) the date specified in the Notice of Termination if Employee's employment is terminated by the Company pursuant to
         Section 2(b)(iii) or 2(b)(iv) above.

     3. COMPENSATION. In order to induce Employee to be employed as the Company's Executive Vice President of Strategic Planning:

     (a) The Company shall pay Employee annual compensation ("SALARY") equal to US$240,000 during the Employment, subject to any increases in compensation which the Board, in its sole discretion, may approve and award to Employee. The Salary shall be payable to Employee in equal semi-monthly or monthly installments of US Dollars. All such compensation payments shall be subject to deduction for federal, state and local withholding taxes and other charges required under federal or state laws or regulations; and

     (b) The Company agrees to grant Employee equity incentive compensation in the form of Stock Options to purchase an aggregate of 800,000 Common Shares, $.01 par value, of the Company pursuant to the provisions of a Time Accelerated Restricted Stock Award Agreement in the form annexed hereto as EXHIBIT "1" (the "TARSAP").

4. COMPENSATION UPON TERMINATION AND DURING DISABILITY.

     (a) If Employee's employment shall be terminated by his death, the Company shall pay to his estate Employee's unpaid Salary for the period through the end of the calendar month in which Employee's death occurs.

     (b) In the event of Employee's physical or mental disability, the Company shall continue to pay Employee his Salary during the Disability Period. If the Company terminates Employee's employment following the Disability Period, the Company shall continue to pay Employee his Salary for the period from the Company's regular payroll through the Date of Termination. In addition, Employee shall continue to participate in the employee benefit, retirement and compensation plans and receive other benefits, including the Stock Options referenced in Section 3(b) hereof through the Date of Termination.

     (c) If Employee's employment shall be terminated for Cause by the Company or shall be voluntarily terminated by Employee, the Company shall continue to pay Employee his Salary through the Date of Termination. Notwithstanding the immediately preceding sentence or any other provision of this Agreement, nothing set forth herein will preclude or adversely restrict the Company from seeking full redress or reimbursement for any losses which it may have sustained by reason of those actions of Employee which shall have resulted in his termination of employment for Cause.


     (d) If Employee's employment is terminated by the Company without Cause pursuant to Section 2(b)(iv) hereof, the Company shall continue to pay Employee his Salary for a period equal to the lesser of the remaining portion of the Employment Term or ninety (90) days following the Date of Termination.

     (e) If Employee shall terminate his employment with the Company voluntarily, the Company shall pay his Salary through the Date of Termination and Employee shall not be entitled to any further compensation from the Corporation or to participate in any benefits made available by the Company to its employees from and after such Date.

     (f) Unless otherwise agreed by the Company and Employee, all payments made to Employee (or his estate, as applicable) pursuant to this Section 4, whether during a Disability Period or after the Date of Termination, shall be made in the amounts, at the times and subject to the terms and conditions otherwise applicable to payments to Employee pursuant to Section 3 hereof, as if such payments were made to Employee during the Employment Term.

5. BENEFITS; REIMBURSEMENT OF EXPENSES.

     (a) Employee shall be entitled to receive medical and other health related benefits to the same extent available to other employees of the Company, provided that such medical and health benefits shall only be made available by the Company for Employee and not for his spouse or any other member of his family.

     (b) In addition to the compensation and benefits provided to Employee pursuant to other provisions of this Agreement, the Company will reimburse Employee in a manner consistent with established policies of the Company for reasonable out-of-pocket expenses actually incurred or paid by his in the performance of his services hereunder, subject to presentation of such reasonably detailed expense statements, receipts, vouchers or other supporting information as the Company may reasonably require and subject further to the requirement of prior Company approval for expenses exceeding US$1,000 proposed to be expended by Employee for any one or series of related purposes.

     6. OTHER AGREEMENTS. Employee represents and warrants to the Company that Employee is not a party to any agreement, written or oral, and is not bound by the terms of any written or oral agreement to which he is not a party, which prohibits him from performing his duties under this Agreement or of serving the Company in any other capacity.


     7. INTELLECTUAL PROPERTY AGREEMENT. Employee agrees promptly to disclose in writing to the Company all ideas, programs, systems, processes, business concepts and developments (hereinafter referred to collectively as "CONCEPTS"), whether or not protected by copyright or trademark laws of any relevant jurisdiction, which Employee, while employed hereunder, conceives, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to the Company's business or interests, or are used or usable by the Company, or arise out of or in connection with the duties performed by Employee hereunder. Employee hereby transfers and assigns to the Company all right, title and interest in and to all Concepts including any and all domestic or foreign patents, copyrights or trademarks resulting therefrom. On request of the Company, Employee shall from time to time during or after the expiration or termination of his employment by the Company, execute such further instruments (including, without limitation, assignments thereof) and do all such other reasonable and legal acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of the Concepts. All expenses of filing or prosecuting any copyright or trademark documents or application or assignment thereof shall be borne by the Company, but Employee shall cooperate in filing and/or prosecuting any such documents. Employee shall receive no additional compensation for the performance of his obligations under this Section 7, except as may be agreed to by the Company.

8. COVENANT REGARDING CONFIDENTIALITY.

     (a) All information, data, records, and materials furnished (irrespective of the form of communication) by the Company to Employee and all notes, analyses, compilations, data, studies, other documents prepared by any officer, employee, agent or representative (collectively, the "Representatives") of the Company for internal use or otherwise, containing or based in whole or in part on any such furnished information are hereinafter referred to as the "Company Information". The term "Company Information" does not include information or records which (i) was or becomes generally available to the public other than as a result of disclosure by the Company's Representatives, (ii) was or becomes available to Employee on a non-confidential basis prior to its disclosure by the Representatives or by the Company or (iii) was or becomes available to Employee on a non-confidential basis from a source (other than the Company) which has represented to Employee that it is not bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting any portion of the information by a contractual, legal or fiduciary obligation. Upon the termination of Employee's employment for any reason whatsoever, Employee or Employee's estate shall return all Company Information to the Company as promptly as practicable.

     (b) Employee hereby further acknowledges his understanding that trading in any of the securities of the Company while Employee has Company Information in his possession that has not been appropriately disclosed or disseminated to the public constitutes a violation of the federal and/or state securities laws and could cause irreparable harm to the Company and would constitute "Cause" for terminating Employee's employment hereunder. Employee hereby covenants and agrees not to engage in any such trading in the securities of the Company.

9. COVENANT NOT TO COMPETE.

     (a) During the Restricted Period (as hereinafter defined), Employee shall not, directly or indirectly, engage in any business anywhere in the Restricted Territory (as hereinafter defined) either as a stockholder, officer, manager, employee, agent, representative, consultant, partner, member, proprietor or principal in any other capacity, in any business engaged in the assembly, distribution and sale of liquid crystals and similar products used for high definition television and such other uses and applications as the Company or any of its Affiliates implements during the Restricted Period and all business activities related thereto (the "RESTRICTED ACTIVITIES"), or directly or indirectly, own any interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as a partner, stockholder, member, proprietor, other principal, employee, agent, representative, consultant or otherwise, any person that otherwise competes with respect to the Restricted Activities with the Company or such Affiliates.

     (b) As a separate and independent covenant, Employee further agrees with the Company that, during the Employment Term and for a period of one year thereafter, Employee will not, without the express written consent of the Company, in any way, directly or indirectly, for the purpose of conducting or engaging in the Restricted Activities, solicit, advise or otherwise do, or attempt to do, business with any customers of the Company or its Affiliates with whom the Company or its Affiliates has had or had any dealings during the two
(2) year period immediately preceding such solicitation or take away or interfere, influence or attempt to interfere with or influence any employee (or person who was an employee during the one (1) year period preceding the date of attempted hiring or recruitment), customer, trade, business or patronage of the Company or its Affiliates, or induce or attempt to induce any of them to leave the employ of the Company or its Affiliates, or violate the terms of their contracts, or any employment arrangements, with the Company or its Affiliates. Notwithstanding anything herein to the contrary, the ownership by Employee of not more than three percent (3%) of any class of outstanding securities of an issuer listed on a national securities exchange or regularly traded on either of the two NASDAQ markets shall not constitute a violation of Sections 9(a) or 9(b) hereof.

     (c) Employee agrees that remedies at law for any breach by Employee of the covenants contained in Section 8 and this Section 9 will be inadequate, and that, in the event of a violation of the covenants therein, in addition to any and all legal and equitable remedies which may be available to the Company and its Affiliates, such covenants may be enforced by an injunction in a suit in equity, without the necessity of proving actual damage and without posting bond or other undertaking therefor. If any other provision of Section 8 and/or this
Section 9 shall be deemed by an appropriate court to be unenforceable for any reason, then such court shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide the Company and its Affiliates to the fullest extent permitted by applicable law, the benefits intended by Section 8 and this Section 9. Employee acknowledges that the covenants contained in this Section 9 are intended by the parties to be in addition to, and not in lieu or in limitation of, any other agreement or covenant between Employee and the Company. Each of the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement and the termination of Employee's employment by the Company.


10. DEFINITIONS. Except as otherwise defined in this Agreement, the following terms shall have the following meanings:

     (a) "RESTRICTED PERIOD" shall mean the Employment Term and for a period of six (6) months thereafter whether Employee's employment shall have been terminated by reason of the expiration of this Agreement or otherwise; PROVIDED, HOWEVER, that, in the event Employee's employment shall have been terminated without Cause, the "Restricted Period" shall be for a period of ninety (90) days after such termination of his employment; PROVIDED, FURTHER, HOWEVER, that such term shall mean the Employment Term and for a period of two (2) years thereafter in the event that Employee's employment shall be terminated for Cause.

     (b) "RESTRICTED TERRITORY" shall mean any location in the United States of America, and in any other country, state, region, county, city or locality thereof where the Company or any of its Affiliates is transacting business during the Restricted Period or during a period of three (3) years prior thereto has been transacting business. The parties agree and intend that the covenants contained in Section 9 shall be construed as a series of separate covenants, one for each applicable region, county, city, state or country. Except for geographic coverage, each such separate covenant shall be deemed identical in terms.

     (c) "AFFILIATES" shall mean any person directly or indirectly controlling the Company, and other entities (including its majority owned subsidiaries) controlled by, or under common control with, the Company.

11. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or refused if delivered personally or by facsimile (with confirmation), or when delivered or refused if mailed by U.S. first class registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notice of changes of address shall be effective upon the date of receipt or refusal):

     If to the Company:

                  SpatiaLight, Inc.
                  Five Hamilton Landing, Suite 100
                  Novato, California 94949
                  Attn: Robert A. Olins
                  Telecopy No.:   (415) 883-3363
                  Telephone No.: (415) 883-1693

                  With a copy to:

                  Bryan Cave LLP
                  1290 Avenue of the Americas
                  New York, New York 10104
                  Attn: Melvin Katz, Esq.
                  Telecopy No.:   (212) 541-1408
                  Telephone No.: (212) 541-1155

                  If to Employee:

                  Theodore H. Banzhaf
                  1801 Gough Street , #403 San Francisco, CA 94109 Telephone No.: 415-775-3244


12. GENERAL.

     (a) The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (b) This Agreement together with EXHIBIT "1" (the TARSAP) sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

     (c) This Agreement and the benefits hereunder are personal to the Company and Employee, and are not assignable or transferable, nor may the services to be performed hereunder be assigned by the Company to any person, firm or corporation; PROVIDED, HOWEVER, that this Agreement and the benefits hereunder may be assigned by the Company to any of its Affiliates and/or will be assigned (by operation of law) to any person, firm or corporation acquiring all or substantially all of the assets or more than (50%) percent of the outstanding voting capital stock of the Company or to any corporation into which the Company may be merged or consolidated, as long as no such assignment operates to expand the Restricted Territory without the consent of Employee.

     (d) All references in this Agreement to amounts to be paid or benefits to be provided to or on behalf of Employee are to the gross amounts thereof which are due hereunder. Except as otherwise provided herein, the Company shall have the right to deduct therefrom or collect from Employee all sums which may be required to be deducted or withheld under any provision of law, including, but not limited to, social security or similar payments, income tax withholding, any other deduction required by law and any interest, penalties or additions to tax imposed with respect thereto.

     (e) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.


     (f) This Agreement may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     (g) Subject to the provisions of Section 9 hereof, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as practicable in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     (h) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT GIVING EFFECT TO ITS STATUTES OR DOCTRINES OF CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW) OF SUCH STATE OR OF ANY OTHER JURISDICTION.

     (i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY APPEAL AND ANY ACTION FOR ENFORCEMENT OR RECOGNITION OF ANY JUDGMENT RELATING THERETO, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY NOT BE HEARD OR DETERMINED IN ANY COURT OR BEFORE ANY PANEL OTHER THAN SUCH NEW YORK STATE OR FEDERAL COURT.

     (j) BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE PERSONAL JURISDICTION OF EACH SUCH COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (i) ANY OBJECTION TO THE PROPRIETY OF JURISDICTION, SERVICE OF PROCESS OR VENUE IN ANY OF SUCH COURTS,
(ii) ANY RIGHT TO A JURY TRIAL, AND (iii) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY OF SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     (k) EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION IN THE MANNER PROVIDED FOR THE DELIVERY OF NOTICES IN SECTION 11; PROVIDED THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.


                                    * * * * *

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement as of the date first above written.


SPATIALIGHT, INC.




                                By:      _____________________________________
                                         Name: Robert A. Olins
                                         Title: Acting Chief Executive Officer





                                         _____________________________________
                                         Theodore H. Banzhaf
                                         Employee

                                   EXHIBIT 1

       Attached hereto is the Time Accelerated Restricted Stock Award Plan





                                       11